Exhibit 99.1

Media contact:	Investor contact:
Mike Jacobsen	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com
FOR IMMEDIATE RELEASE:
August 4, 2009
DIEBOLD REPORTS SECOND QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS
Earnings overview presentation available at www.diebold.com/investors
•	Significant improvement in cash flow from operations and lower net debt*

•	Service gross margin continues to improve

•	Company tightens previous full-year guidance
NORTH CANTON, Ohio — Diebold, Incorporated (NYSE: DBD) today reported second quarter 2009 income from continuing operations attributable to Diebold, net of tax, of $30.6 million, or $.46 per share, both up 5% from the second quarter 2008. Second quarter 2009 revenue was $700.5 million, down 9% from second quarter 2008.
Six-month year-to-date 2009 income from continuing operations attributable to Diebold, net of tax, was $34.9 million, or $0.52 per share, down 20% and 21%, respectively, from the same period in 2008. Six-month year-to-date 2009 revenue was $1,363.6 million, down 7% from 2008.
Non-GAAP earnings per share* from continuing operations attributable to Diebold, net of tax, in the second quarter 2009 were $.49, down 29% from second quarter 2008. Six-month year-to-date 2009 non-GAAP earnings per share* were $0.88, down 21% from 2008.
Business Review
Management commentary
“I am pleased with the progress of our SmartBusiness 200 cost reduction initiative, and we continue to make strides to lower our overall cost structure,” said Thomas W. Swidarski, president and chief executive officer of Diebold. “We also continue to make progress in working capital management, as demonstrated by our significant improvement in net debt and free cash flow. In addition, our intense focus on services resulted in the eighth consecutive quarter of year-over-year improved service gross margin.
“While we performed very well in the second quarter, the economic condition of our core markets in the financial industry continues to create a challenging environment. As we stated in the first quarter, there are signs that the market has bottomed out and is beginning to stabilize. For the remainder of this year, however, we don’t expect any significant rebound in demand as spending remains tight with our financial customers.

*	See accompanying notes for non-GAAP measures.
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PAGE 2/ DIEBOLD REPORTS 2009 SECOND QUARTER FINANCIAL RESULTS
“In light of the rapid changes taking place in the financial industry, we must continue to assess our operations,” Swidarski continued. “As such, we continue to evaluate our manufacturing footprint, our current lines of business and our go-to-market strategies to strengthen our competitive position moving forward.”
Second Quarter Orders (constant currency)
Total product and services orders for financial self-service and security were down in the mid-20% range compared to the prior-year period. Global financial self-service orders also decreased in the mid-20% range. Orders in Asia Pacific increased more than 50%. In the Americas, however, financial self-service orders decreased more than 30%, primarily due to a difficult comparison to the prior-year period when the company had two very large orders in Brazil. Orders in Europe, Middle East and Africa (EMEA) decreased more than 40%. Security orders also decreased in the mid-20% range as new bank branch construction and retail store openings remain weak in the United States.
Profit/Loss
Revenue
Total revenue for the second quarter 2009 was down 9%, including a net negative currency impact of 5%. Six-month year-to-date 2009 revenue was down 7%, including a net negative currency impact of 6%.
Gross Margin
Total gross margin for the second quarter 2009 was 24.7%, a decline of 0.4 percentage points from the second quarter of 2008. Total gross margin included restructuring charges of $2.7 million in the second quarter of 2009 and $7.4 million in the second quarter of 2008. The decrease in gross margin was due primarily to a higher percentage of revenue coming from lower margin business segments and regions, as well as lower overall revenue levels.
Six-month year-to-date 2009 gross margin was 23.8%, a decrease of 1.2 percentage points from the same period of 2008. Total gross margin included restructuring charges of $5.8 million year-to-date 2009, and $9.6 million in 2008.
Operating Expense
Total operating expense as a percentage of revenue for the second quarter 2009 was 18.3%, a decrease of 0.7 percentage points from the second quarter of 2008. Operating expenses were lower due to ongoing cost-reduction efforts. In addition, operating expenses in the second quarter 2009 included restructuring charges of $1.3 million and non-routine income of $1.3 million associated with expense recovery and reimbursement from our D&O insurance carriers. The company continues to pursue reimbursement of the remaining incurred legal and other expenditures with its other D&O insurance carriers. Operating expense in the second quarter of 2008 included $4.0 million in restructuring charges and $8.5 million in non-routine expenses.
Total operating expense as a percentage of revenue for six-month year-to-date 2009 was 17.8%, a decrease of 2.5 percentage points from the same period of 2008. These expenses included restructuring charges of $2.7 million and non-routine expenses of $1.3 million offset by $11.3 million in expense recovery and reimbursement from our D&O insurance carriers.

*	See accompanying notes for non-GAAP measures
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PAGE 3/ DIEBOLD REPORTS 2009 SECOND QUARTER FINANCIAL RESULTS
Six-month year-to-date 2008 operating expenses included $5.5 million in restructuring charges and $17.2 million in non-routine expenses. The company also incurred an impairment charge in the first half of 2008 of $4.4 million, or $0.5 per share, related to the write down of intangible assets from the 2004 acquisition of TFE Technology.
Operating Profit
Operating profit was 6.3% of net sales in the second quarter 2009, an increase of 0.2 percentage points from the second quarter 2008. Included in operating profit in both periods were restructuring charges and non-routine income/expenses. Excluding these items from both periods, non-GAAP operating profit margin* was 6.7% in the second quarter 2009 and 8.7% in the second quarter 2008.
Six-month year-to-date 2009 operating profit was 6.1% of revenue, an increase of 29.8% or 1.4 percentage points from the comparable period of 2008. Non-GAAP operating profit margin* was 5.9% in the first six months of 2009 and 7.2% in the comparable period of 2008.
Income from Continuing Operations, net of tax (attributable to Diebold)
Income from continuing operations, net of tax, was $30.6 million, or 4.4% of revenue in the second quarter 2009, an increase of 4.6%, or 0.6 percentage points from the second quarter 2008. Included in these numbers are after-tax restructuring charges of $3.0 million, and $1.0 million in expense recovery and reimbursement from our D&O insurance carriers. Income from continuing operations in 2008 included after-tax restructuring charges of $10.3 million, and after-tax, non-routine charges of $6.7 million.
Six-month year-to-date 2009 income from continuing operations, net of tax, was $34.9 million, or 2.6%, and $43.6 million, or 3.0%, in the comparable period of 2008. First half 2009 income from continuing operations, net of tax, includes the $25 million reserve related to the agreement in principle with the staff of the SEC, $11.0 million in expense recovery and reimbursement from the company’s D&O carriers, as well as after-tax restructuring charges of $6.2 million. First-half 2008 income from continuing operations, net of tax, included $13.2 million in after-tax restructuring charges, and after-tax, non-routine charges of $17.1 million.
Balance Sheet, Cash Flow and Liquidity
The company’s net debt* was $238.4 million at June 30, 2009, a reduction of $15.8 million from December 31, 2008 and a reduction of $134.4 million from June 30, 2008. The company’s net debt to capital ratio was 19% at June 30, 2009, 21% at December 31, 2008, and 24% at June 30, 2008.
For the first six months of 2009, net cash provided by operating activities was $79.8 million at June 30, 2009, an increase of $70.2 million from June 30, 2008. Free cash flow* in the second quarter 2009 was $50.7 million, an increase of $68.2 million from the second quarter 2008. For the first six months of 2009, free cash flow* was $57.7 million, an increase of $67.8 million from the first six months of 2008.

*	See accompanying notes for non-GAAP measures.
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Restructuring charges and discontinued operations
The company incurred restructuring charges of $.05 per share in the second quarter of 2009. The majority of these charges were related to the sale of the company’s direct operation in Argentina, severance costs from the previously announced reduction in the company’s global workforce during 2008, and the reduction in field office and warehousing facilities. Six-month year-to-date 2009 restructuring charges were $.10 per share.
As previously disclosed, the company closed its EMEA-based enterprise security operations during the fourth quarter 2008. As a result, the company recorded a second quarter 2009 loss from discontinued operations of $0.2 million net of tax. This compares to a loss from discontinued operations of $2.0 million, net of tax, in the second quarter 2008. Losses from discontinued operations for the first six months, net of tax were $2.9 million and $2.6 million in 2009 and 2008, respectively.
Full-year 2009 outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations.
Expectations for the full year 2009 include:
•	Revenue

	Previous Guidance	Current Guidance
Total revenue	-13% to -6%	-13% to -7%
Financial self-service	-8% to -2%	-8% to -2%
Security	-14% to -3%	-19% to -11%
Election systems	$40 million to $50 million	$40 million to $50 million
Brazilian lottery	$5 million to $10 million	$5 million to $10 million
•	Earnings per share

	Previous Guidance	Current Guidance
2009 EPS (GAAP)	$1.33 - $1.60	$1.34 - $1.52
Restructuring charges	.07 - .08	.10 - .11
Non-routine expenses	.41 - .43	.39 - .40
Non-routine income	(.11) - (.11)	(.13) - (.13)
2009 EPS non-GAAP*	$1.70 - $2.00	$1.70 - $1.90
Overview presentation and conference call
More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Leslie A. Pierce will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at www.diebold.com/investors. The replay can also be accessed on the site for up to three months after the call.

*	See accompanying notes for non-GAAP measures.
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Revenue Summary by Product, Service and Geographic Area
(In Thousands — Quarter Ended June 30)

				YTD	YTD
	Q2 2009	Q2 2008	% Change	6/30/2009	6/30/2008	% Change
Financial Self-Service
Products	$265,538	$259,193	2%	$505,500	$488,318	4%
Services	270,619	290,191	-7%	529,459	554,544	-5%

Total Fin. self-service	536,157	549,384	-2%	1,034,959	1,042,862	-1%

Security solutions
Products	57,379	78,772	-27%	115,829	149,135	-22%
Services	95,708	113,391	-16%	194,880	223,473	-13%

Total Security	153,087	192,163	-20%	310,709	372,608	-17%

Total Fin. self-service & security	689,244	741,547	-7%	1,345,668	1,415,470	-5%

Election systems
Products	3,099	17,173	-82%	5,393	22,873	-76%
Services	6,501	9,956	-35%	10,106	18,950	-47%

Total Election systems	9,600	27,129	-65%	15,499	41,823	-63%

Brazilian lottery systems	1,652	—	0%	2,479	3,291	-25%

Total Revenue	$700,496	$768,676	-9%	$1,363,646	$1,460,584	-7%

Revenue Summary by Geographic Segment

				YTD	YTD
	Q2 2009	Q2 2008	% Change	6/30/2009	6/30/2008	% Change
The Americas	$527,991	$554,175	-5%	$1,021,239	$1,049,524	-3%
Asia Pacific	83,683	85,281	-2%	182,620	193,481	-6%
Europe, Middle East, Africa	88,822	129,220	-31%	159,787	217,579	-27%

Total Revenue	$700,496	$768,676	-9%	$1,363,646	$1,460,584	-7%

Notes for Non-GAAP Measures
1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q2 2009	Q2 2008	YTD 6/30/09	YTD 6/30/08
Total EPS from continuing operations (GAAP measure)	$0.46	$0.44	$0.52	$0.66
Restructuring charges	0.05	0.15	0.10	0.20
Non-routine expenses	0.00	0.10	0.39	0.20
Non-routine income	(0.02)	0.00	(0.13)	0.00
Impairment	0.00	0.00	0.00	0.05
Total EPS (non-GAAP measure)	$0.49	$0.69	$0.88	$1.11
The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes EPS (non-GAAP) from continuing operations is an indication of the company’s base-line performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance.
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2.	Free cash flow is calculated as follows:

	Q2 2009	Q2 2008	YTD 6/30/09	YTD 6/30/08
Net cash provided by operating activities (GAAP measure)	$60,289	($8,914)	$79,826	$9,652
Capital expenditures	(9,593)	(8,610)	(22,137)	(19,778)
Free cash flow (non-GAAP measure)	$50,696	($17,524)	$57,689	($10,126)
The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.
3.	Net (debt) is calculated as follows:

	6/30/2009	12/31/2008	6/30/2008
Cash, cash equivalents and other investments (GAAP measure)	$350,102	$362,823	$320,604
Less Industrial development revenue bonds and other	(11,900)	(11,900)	(11,950)
Less Notes payable	(576,639)	(605,185)	(681,442)
Net (debt) (non-GAAP measure)	$(238,437)	$(254,262)	$(372,788)
The company’s management believes that given the net debt, the significant cash, cash equivalents and other investments on its balance sheet, that net cash against outstanding debt is a meaningful debt calculation.
4.	Reconciliation of GAAP Operating Margin to non-GAAP measures

	Q2 2009	Q2 2008	YTD 6/30/2009	YTD 6/30/2008
GAAP Operating Profit	$44,384	$47,015	$82,658	$69,051
GAAP Operating Profit %	6.3%	6.1%	6.1%	4.7%
Restructuring	4,000	11,388	8,456	15,078
Non-routine Expenses	—	8,459	1,328	17,174
Non-routine Income	(1,323)	—	(11,323)	—
Impairment	—	—	—	4,376
Non GAAP Operating Margin	$47,061	$66,862	$81,119	$105,679
Non GAAP Operating Margin %	6.7%	8.7%	5.9%	7.2%
The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges from operating margins is an indication of the company’s baseline performance before gains, losses, or other charges that are considered by management to be outside the company’s core operating results. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity. The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-
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looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
•	ability to reach definitive agreements with the SEC and DOJ regarding their respective investigations;

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	the effects of the sub-prime mortgage crisis and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company’s product and technology introductions in the marketplace;

•	the amount of cash and non-cash charges in connection with the closure of the company’s Newark, Ohio facility, and the closure of the company’s EMEA-based enterprise security operations;

•	unanticipated litigation, claims or assessments;

•	variations in consumer demand for financial self-service technologies, products and services;

•	challenges raised about reliability and security of the company’s election systems products, including the risk that such products will not be certified for use or will be decertified;

•	changes in laws regarding the company’s election systems products and services;

•	potential security violations to the company’s information technology systems;

•	the investment performance of our pension plan assets, which could require us to increase our pension contributions;

•	the company’s ability to successfully execute its strategy related to the election systems business; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.
About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 17,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s Web site at www.diebold.com, or visit www.diebold.com/150 to learn more about Diebold’s 150-year history.
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PR/XXXX

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED INCOME STATEMENTS — UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Net Sales
Product	$327,668	$355,138	$629,201	$663,617
Service	372,828	413,538	734,445	796,967

Total	700,496	768,676	1,363,646	1,460,584
Cost of goods
Product	248,116	260,437	476,440	480,029
Service	279,584	315,112	562,374	614,866

Total	527,700	575,549	1,038,814	1,094,895
Gross Profit	172,796	193,127	324,832	365,689
Percent of net sales	24.7%	25.1%	23.8%	25.0%
Operating expenses
Selling, general and administrative	110,571	128,595	207,862	255,604
Research, development and engineering	17,841	17,517	34,312	36,658
Impairment of assets	—	—	—	4,376

Total	128,412	146,112	242,174	296,638
Percent of net sales	18.3%	19.0%	17.8%	20.3%
Operating profit	44,384	47,015	82,658	69,051
Percent of net sales	6.3%	6.1%	6.1%	4.7%
Other expense, net	(91)	(6,204)	(29,766)	(6,435)

Income from continuing operations before taxes	44,293	40,811	52,892	62,616
Taxes on income	(12,424)	(10,295)	(14,560)	(15,959)

Income from continuing operations	31,869	30,516	38,332	46,657
Loss from discontinued operations — net of tax	(155)	(2,024)	(2,861)	(2,632)

Net Income	31,714	28,492	35,471	44,025
Net Income Attributable to Noncontrolling interest	(1,284)	(1,278)	(3,393)	(3,016)

Net Income Attributable to Diebold, Inc.	$30,430	$27,214	$32,078	$41,009

Basic weighted average shares outstanding	66,252	66,101	66,214	66,059
Diluted weighted average shares outstanding	66,786	66,765	66,734	66,364

Basic Earnings Per Share:
Income from continuing operations	$0.46	$0.44	$0.52	$0.66
Loss from discontinued operations	(0.00)	(0.03)	(0.04)	(0.04)

Net Income (loss)	$0.46	$0.41	$0.48	$0.62

Diluted Earnings Per Share:
Income (loss) from continuing operations	$0.46	$0.44	$0.52	$0.66
Loss from discontinued operations	(0.00)	(0.03)	(0.04)	(0.04)

Net Income (loss)	$0.46	$0.41	$0.48	$0.62

Amounts Attributable to Diebold, Inc.
Income From continuing Operations — Net of Tax	$30,585	$29,238	$34,939	$43,641
Discontinued Operations — Net of Tax	(155)	(2,024)	(2,861)	(2,632)

Net Income attributable to Diebold, Inc.	$30,430	$27,214	$32,078	$41,009

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	Unaudited	Audited
	June 30,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$206,209	$241,436
Short-term investments	143,893	121,387
Trade receivables, net	405,085	447,079
Inventories	542,746	540,971
Other current assets	253,420	263,245

Total current assets	1,551,353	1,614,118

Securities and other investments	73,613	70,914
Property, plant and equipment, net	208,713	203,594
Goodwill	432,179	408,303
Other assets	266,556	241,007

	$2,532,414	$2,537,936

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$276,639	$10,596
Accounts payable	142,601	195,483
Other current liabilities	552,194	529,318

Total current liabilities	971,434	735,397

Long-term notes payable	300,000	594,588
Long-term liabilities	234,638	243,693
Total shareholders’ equity	1,026,342	964,258

	$2,532,414	$2,537,936

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN THOUSANDS)

	Six months ended June 30,
	2009	2008
Cash flow from operating activities:
Net income Attributable to Diebold, Inc.	$32,078	$41,009
Adjustments to reconcile net income to cash provided by operating activities:
Loss from discontinued operations	2,861	2,632
Depreciation and amortization	37,474	33,477
Impairment of asset	—	4,376
Non-controlling interest, share-based compensation, deferred income taxes, & other	8,397	7,640
Cash provided (used) by changes in certain assets and liabilities:
Trade receivables	54,122	(15,905)
Inventories	17,016	(44,082)
Accounts payable	(53,559)	18,425
Certain other assets and liabilities	(18,563)	(37,920)

Net cash provided by operating activities	79,826	9,652

Cash flow from investing activities:
Payments for acquisitions, net of cash acquired	(5,364)	(3,733)
Net investment activity	(6,380)	(28,069)
Capital expenditures	(22,137)	(19,778)
Increase in certain other assets & other	(16,012)	(15,253)

Net cash used by investing activities	(49,893)	(66,833)

Cash flow from financing activities:
Dividends paid	(34,713)	(33,270)
Net borrowings	(28,859)	50,532
Distribution of affiliates’ earnings to non-controlling interest holder & other	(2,293)	—

Net cash (used)/provided by financing activities	(65,865)	17,262

Effect of exchange rate changes on cash	705	7,825

Decrease in cash and cash equivalents	(35,227)	(32,094)
Cash and cash equivalents at the beginning of the period	241,436	206,334

Cash and cash equivalents at the end of the period	$206,209	$174,240